UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

JBI, INC.
(Exact Name of Registrant As Specified In Charter)

Nevada	000-52444	20-4924000
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

500 Technology Square, Suite 150 Cambridge, Massachusetts 02139
(Address of Principal Executive Offices)

(905) 354-7222
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Copies to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Rt. 9 South, 2nd Floor
Manalapan, NJ, 07726
Tel No.: (732) 409-1212
Fax No.: (732) 577-1188

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 19, 2010, JBI, Inc. (the “Company”) announced that the Company has entered into an employment agreement (the Agreement”) with John Bordynuik the Company’s President and Chief Executive Officer. The Agreement was approved by the Company’s compensation committee.

The Agreement has a five year term and may be extended upon the mutual agreement of the Company and Mr. Bordynuik. Pursuant to the Agreement, Mr. Bordynuik will be paid an annual salary of $180,000, which shall commence upon issuance of a production permit for the Company’s first Plastic2Oil processor. In addition, Mr. Bordynuik has been granted option awards which vest and are contingent upon specific milestone achievements of the Company.

The foregoing description of the Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Agreements attached as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Employment Agreement
99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

JBI, INC.

Date: May 20, 2010	By:	/s/ John Bordynuik
John Bordynuik
Chief Executive Officer